Exhibit 10(h)

AMENDMENT NO. 2 TO CONSULTING SERVICES AGREEMENT

This AMENDMENT NO. 2 TO CONSULTING SERVICES AGREEMENT is made and entered into as of as of July 7, 2025, to amend that certain Consulting Services Agreement dated August 1, 2024, and subsequent amendment dated January 1, 2025, (collectively, the “Agreement”) by and between Highstake 35 LLC dba Mercury Public Affairs (“Consultant”) and One Earth Sequestration LLC (“Client”).

RECITALS

The Term of the Agreement is in effect.

It is the intent of the parties to confirm the Agreement, and modify and amend the Agreement related to the following terms only: term and services

AMENDED TERMS OF AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant and the Client agree as follows:

1. Term. The Term of the Agreement is hereby amended and extended effectively as of July 1, 2025, and will continue through December 31, 2025.

2. Agreement Confirmed. The Agreement and its terms are confirmed. Except as specifically amended herein, no other amendments or modifications are intended or made.

CONSULTANT: Mercury Public Affairs		CLIENT: One Earth Sequestration LLC

By:		By:

Name:	Thomas Doherty	Name:	Steven Kelly

Title:	Partner	Title:	President

Date:	07/24/2025	Date:	7-14-2025

Confidential - Not for Public Consumption or Distribution